Exhibit 10.2

Execution Version

September 30, 2020

JPMorgan Chase Bank, N.A.
as Administrative Agent and Collateral Agent under the
Credit Agreement and Guarantee and Collateral Agreement
referred to below

383 Madison Avenue

New York, New York 10179

JPM Loan & Agency Services

500 Stanton Christiana Road

Ops Building 2, 3rd floor

Newark, Delaware 19713-2107

Attention: Pranay Tyagi

Ladies and Gentlemen:

Reference is made to (a) the Credit Agreement, dated as of July 1, 2014 (as amended to date, the “Credit Agreement”), among The ServiceMaster Company, LLC, a Delaware limited liability company (“ServiceMaster”), the several banks and other financial institutions from time to time party thereto, JPMORGAN CHASE BANK, N.A., as administrative agent, collateral agent and issuing bank for the Lenders thereunder, and (b) the Guarantee and Collateral Agreement, dated as of July 1, 2014 (as amended to date, the “Guarantee and Collateral Agreement”), made by ServiceMaster, CDRSVM HOLDING, LLC, a Delaware limited liability company (“Holding”), and certain Subsidiaries of ServiceMaster in favor of JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent for the Secured Parties (in such capacities, the “Agent”). Capitalized terms used but not defined herein shall be defined as in the Credit Agreement or the Guarantee and Collateral Agreement, as applicable.

1. Transaction. ServiceMaster hereby notifies the Agent that on September 1, 2020, ServiceMaster Global Holdings, Inc. (the “Seller”), entered into an agreement (the “Purchase Agreement”) with RW Purchaser LLC (the “Buyer”), pursuant to which the Seller agreed to sell to the Buyer, among other things, 100% of the Capital Stock of each of MM Maids L.L.C., a Delaware limited liability company, Merry Maids Limited Partnership, a Delaware limited partnership, SM Clean L.L.C., a Delaware limited liability company, and ServiceMaster Residential/Commercial Services Limited Partnership, a Delaware limited partnership (each a “Conveyed Entity”, and together the “Conveyed Entities”), where each Conveyed Entity, immediately before giving effect to such sale, was a Loan Party (the “Released Assets”) for a gross cash purchase price of approximately $1,553,000,000 for assets, as such purchase price may be adjusted pursuant to Section 2.4 of the Purchase Agreement (the “Transaction”). The Transaction is expected to close on or about October 1, 2020.

2. Confirmation of Release. In connection with the consummation of the Transaction and in accordance with the Loan Documents:

(a)            ServiceMaster hereby certifies that (i) after giving effect to the Fifth Amendment, the Transaction is in compliance with Sections 7.3 and 7.4 of the Credit Agreement and the other Loan Documents and after giving effect to the Transaction, each of the Conveyed Entities will cease to be Subsidiary, and (ii) the Agent’s release of each of the Conveyed Entity’s obligations under the Guarantee and Collateral Agreement and the Loan Documents, release of its security interest in respect of the Capital Stock in each Conveyed Entity and the assets of each Conveyed Entity from the Lien created by the Security Documents and authorization to file the UCC Terminations (as defined below) and Copyright Releases (as defined below) are each permitted by Section 9.9 of the Credit Agreement and Section 8.1 of the Guarantee and Collateral Agreement.

(b)            The Agent hereby acknowledges, agrees and confirms that, effective upon the closing of the Transaction, (i) the Guarantee by each Conveyed Entity under the Guarantee and Collateral Agreement will be automatically released, and each Conveyed Entity will be automatically released from all its obligations under the Guarantee and Collateral Agreement and the other Loan Documents and (ii) solely with respect to the assets of each Conveyed Entity and the Capital Stock in each Conveyed Entity (the “Conveyed Assets”), the Liens and security interest of the Agent pursuant to the Loan Documents is automatically released. ServiceMaster hereby agrees to pay expenses reasonably incurred by the Agent in connection herewith. Except as otherwise expressly set forth herein, this Confirmation of Release does not release any Guarantee under the Loan Documents in respect of any Loan Party (other than the Conveyed Entities) or any Lien in favor of the Agent pursuant to the Security Documents in respect of any Loan Party (other than the Conveyed Assets). Such acknowledgement, agreement and confirmation is made in reliance on the certification of ServiceMaster set forth above and the Agent has not made any independent investigation of the matters set forth in such notice.

(c)            The Agent hereby agrees upon and after the consummation of the Transaction, to file the Uniform Commercial Code termination statements in the forms attached hereto as Annex A (the “UCC Terminations”) and the Releases of Copyrights in the form attached hereto as Annex B (the “Copyright Releases”). The Agent hereby further confirms that at the closing of the Transaction, it will execute and deliver all releases or other documents necessary or desirable for the release of the Liens or security interest pursuant to the Loan Documents on the Released Assets, as ServiceMaster may reasonably request.

3. Each of the Credit Agreement and Guarantee and Collateral Agreement is confirmed as being in full force and effect. This Confirmation of Release may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective permitted successors and assigns. This Confirmation of Release shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto may provide signatures to this Confirmation of Release by facsimile or Adobe ..pdf file and such facsimile or Adobe .pdf file signatures shall be deemed to be the same as original signatures.

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Very Truly Yours,

THE SERVICEMASTER COMPANY, LLC

By:	/s/ Jesse J. Jenkins
Name:	Jesse J. Jenkins
Title:	Vice President and Treasurer

[Signature Page – ServiceMaster Release]

ACKNOWLEDGED, AGREED AND CONFIRMED:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Brendan Korb
Name:	Brendan Korb
Title:	Vice President

ANNEX A

UCC-3 Termination Statements

ANNEX B

Releases of Copyrights